UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-3639825
(State of incorporation or organization)	(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 900 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/40th interest in a share of 8.00% Non-Cumulative Perpetual Preferred Stock, Series C	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-170622

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of First PacTrust Bancorp, Inc., a Maryland corporation (the “Registrant”), each representing a 1/40th interest in a share of the Registrant’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). The descriptions set forth under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated June 5, 2013, filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2013 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (No. 333-170622) of the Registrant, filed with the SEC on November 23, 2010, are each incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed March 28, 2002)

3.2	Articles Supplementary to the Charter of the Registrant for the Registrant’s Class B Non-Voting Common Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed November 16, 2010)

3.3	Articles of Amendment to the Charter of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed March 4, 2011)

3.4	Articles of Amendment to the Articles Supplementary to the Charter of the Registrant for the Registrant’s Class B Non-Voting Common Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 12, 2011)

3.5

Articles Supplementary to the Charter of the Registrant for the Registrant’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed

August 30, 2011)

3.6

Articles Supplementary to the Charter of the Registrant for the Registrant’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed

June 12, 2013)

3.7	Bylaws of the Registrant, as amended to date as of June 12, 2013 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed June 12, 2013)

4.1	Form of certificate representing the Registrant’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed June 12, 2013)

4.2	Deposit Agreement, dated as of June 12, 2013, among the Registrant, Registrar and Transfer Company and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed June 12, 2013)

4.3	Form of depositary receipt representing the Depositary Shares (included as part of Exhibit 4.2 and incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed June 12, 2013)

4.4	Senior Debt Securities Indenture, dated as of April 23, 2012, between the Registrant and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 23, 2012)

4.5	Supplemental Indenture, dated as of April 23, 2012, between the Registrant and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 23, 2012)

4.6	Form of 7.50% Senior Notes due April 15, 2020 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report Form 8-K filed April 23, 2012)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 12, 2013	FIRST PACTRUST BANCORP, INC.

	By:	/s/ Richard Herrin
Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed March 28, 2002

3.2	Articles Supplementary to the Charter of the Registrant for the Registrant’s Class B Non-Voting Common Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed November 16, 2010

3.3	Articles of Amendment to the Charter of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed March 4, 2011

3.4	Articles of Amendment to the Articles Supplementary to the Charter of the Registrant for the Registrant’s Class B Non-Voting Common Stock	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 12, 2011

3.5	Articles Supplementary to the Charter of the Registrant for the Registrant’s Senior Non-Cumulative Perpetual Preferred Stock, Series A	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 30, 2011

3.6	Articles Supplementary to the Charter of the Registrant for the Registrant’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 12, 2013

3.7	Bylaws of the Registrant, as amended to date as of June 12, 2013	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed June 12, 2013

4.1	Form of certificate representing the Registrant’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed June 12, 2013

4.2	Deposit Agreement, dated as of June 12, 2013, among the Registrant, Registrar and Transfer Company and the holders from time to time of the depositary receipts described therein	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed June 12, 2013

4.3	Form of depositary receipt representing the Depositary Shares (included as part of Exhibit 4.2)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed June 12, 2013

4.4	Senior Debt Securities Indenture, dated as of April 23, 2012, between the Registrant and U.S. Bank National Association, as Trustee	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 23, 2012

4.5	Supplemental Indenture, dated as of April 23, 2012, between the Registrant and U.S. Bank National Association, as Trustee	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 23, 2012

4.6	Form of 7.50% Senior Notes due April 15, 2020	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report Form 8-K filed April 23, 2012